                                                                    EXHIBIT 10.4



THE RIGHTS OF THE HOLDER OF THIS NOTE WITH RESPECT TO THE SALE, TRANSFER, ASSIGNMENT, PLEDGE OR OTHER ENCUMBRANCE OR DISPOSITION OF THIS NOTE OR OF THE L.L.C. INTERESTS (AS DEFINED BELOW) OF COMMUNICATIONS (AS DEFINED BELOW) ISSUABLE UPON CONVERSION OF THIS NOTE ARE SUBJECT TO THE RESTRICTIONS SET FORTH IN SECTION 6 OF THIS NOTE.

                        U.S. ONLINE COMMUNICATIONS L.L.C.
                           U.S. ON-LINE CABLE, L.L.C.
                         15% Convertible Promissory Note

$7,200,000.00                                                 March 30, 1998
                                                              New York, New York



               U.S. ONLINE COMMUNICATIONS L.L.C., a Washington limited liability company ("Communications"), and U.S. ON-LINE CABLE, L.L.C., a Texas limited liability company ("Cable," and collectively with Communications, the "Borrowers"), for value received, hereby, jointly and severally, promise to pay to U.S. OnLine Communications, Inc., a Delaware corporation with an address at 8307 Shoal Creek Boulevard, Austin, Texas 78757 (the "Initial Holder"), or its registered assigns (collectively, with the Initial Holder, "Holder"), the principal amount of up to seven million two hundred thousand dollars ($7,200,000.00) on the Maturity Date (as defined below), and to pay interest on the unpaid principal balance hereof at the rate of 15% per annum (calculated on the basis of a 360-day year consisting of twelve 30-day months) on the last Business Day (as defined below) of each of December, March, June and September commencing March 31, 1998 and on the Maturity Date (each such date being an "Interest Payment Date") all as hereafter further provided.

               In no event shall any interest to be paid hereunder exceed the maximum rate permitted by law. In any such event, this Note shall automatically be deemed amended to permit interest charges at an amount equal to, but no greater than, the maximum rate permitted by law.

               1.     Payments.

                      (a) Principal of, and any accrued and unpaid interest on, this Note shall be due and payable in full on the Maturity Date. The "Maturity Date" shall be the first anniversary of the date hereof.

                      (b) Interest on this Note shall accrue from the most recent Interest Payment Date to which interest has been




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



paid or, if no interest has been paid on this Note, from March 30, 1998 to, but excluding, the next Interest Payment Date, and shall be payable in arrears on each Interest Payment Date.

                      (c)    If any Interest Payment Date or the Maturity
Date would fall on a day that is not a Business Day, the payment due on such Interest Payment Date or Maturity Date will be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or the Maturity Date, as the case may be. "Business Day" means any day which is not a Saturday or Sunday and is not a day on which banking institutions are generally authorized or obligated to close in the City of New York, New York.

                      (d) The Borrowers may not prepay all or any part of the principal of this Note. All payments on this Note shall be applied first to accrued interest on this Note, and then to the balance of principal on this Note.

                      (e) Payments of principal and interest on this Note shall be made by wire transfer in immediately available funds sent to Holder's address set forth above or to such other address as Holder may designate for such purpose, from time to time, by written notice to the Borrower, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                      (f) The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. The Borrowers hereby expressly waive demand and presentment for payment, notice of non-payment, notice of dishonor, protest, notice of protest and diligence in taking any action to collect any amount called for hereunder, and shall each be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder.

               2.  Conversion of this Note.

               2.1 Conversion Privilege. Subject to and upon compliance with the provisions of this Section 2 and Section 8 hereof, Holder may convert, at Holder's option at any time while an Event of Default (as set forth in Section 7 hereof, but subject to the limitations set forth in Section 8 hereof) has occurred and is continuing, all of the unpaid principal amount of this Note into limited liability interests of Communications (the "L.L.C. Interests") such that Holder has at least 75%, on a fully diluted basis, of the total voting and economic control in Communications.

               2.2 Manner of Exercise of Conversion Privilege. In order to exercise the conversion privilege of this Note, Holder shall deliver written notice, substantially in the form attached to this Note as EXHIBIT 1, to Communications during regular business hours at its principal executive office (as set forth herein). Conversion shall be deemed to have been effected on the date when such notice is delivered to Communications (the "Conversion Date") and at that time the rights of Holder as such shall cease, except with respect to the payment of accrued interest in accordance with Section 2.4 below. An election to convert this Note, in whole or in part, shall be irrevocable once made.

               2.3 Issuance of Certificates. As promptly after the Conversion Date as practicable, Communications shall instruct its transfer agent or other appropriate agency or entity to issue and deliver to Holder at the address of Holder set forth on the Note Register of Communications, without any charge to Holder, a certificate or certificates (issued in the name of Holder or, subject to the provisions of Section 6.2 hereof, in such name as Holder may designate) for the number of L.L.C. Interests issuable upon the conversion of this Note. In case this Note is surrendered for a partial conversion, the Borrowers shall execute and deliver to Holder a new Note in an aggregate principal amount equal to the unconverted portion of the principal amount of the surrendered Note.

               2.4 Interest on Conversion. On conversion of this Note, interest shall cease to accrue as of the Conversion Date on the principal amount converted, but interest accrued to the Conversion Date shall be payable on or before the third (3rd) business day following the Conversion Date. No payment or adjustment shall be made on conversion of this Note for any distribution on L.L.C. Interests issued upon conversion that were declared before the Conversion Date. Upon such conversion, Holder shall be deemed to have become the equityholder of record on the Conversion Date (unless the transfer books of Communications are closed on that date, in which event Holder shall be deemed to have become the equityholder of record on the next succeeding day on which the transfer books of Communications are open and the conversion shall be at the rate in effect on such date).

               2.5 Taxes Upon Conversion. The Borrowers shall pay any and all taxes that may be payable in respect of the issuance or delivery of any L.L.C. Interests on conversion of this Note or any portion thereof. The Borrowers shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of L.L.C. Interests in a name other than that of Holder, as listed on the



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

Note Register of Communications, and Communications shall not be required to issue or deliver such L.L.C. Interests unless or until the person or persons requesting the issuance thereof shall have paid to Communications the amount of any such tax or shall have established to the satisfaction of Communications that such taxes have been paid.

               2.6 Effect of Reclassification, Consolidation, Merger, etc. In case of the reclassification or change of outstanding L.L.C. Interests, or in the case of any consolidation or merger of Communications with or into a corporation or any other entity (other than a consolidation or merger in which Communications is the surviving corporation which does not result in any reclassi- fication or change of outstanding L.L.C. Interests or a merger of the Borrowers with and into the Initial Holder or a wholly-owned subsidiary of the Initial Borrower), or in the case of a sale or conveyance to another corporation or any other entity of all or substantially all of the assets of the Borrowers (other than a sale of all or substantially all of Communications' assets to the Initial Holder), Holder thereafter shall have the right to convert this Note into the kind and number of L.L.C. Interests and/or other securities or property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of L.L.C. Interests of Communications into which this Note might have been converted immediately before the time of determination of the equityholders of the Borrower entitled to receive such L.L.C. Interests and/or other securities or property. Communications shall be obligated to retain and set aside or otherwise make fair provision for exercise of the right of Holder to receive the L.L.C. Interests and/or other securities or property provided for in this Section 2.6.

               2.7 Notice of Certain Corporate Actions. Nothing contained in this Note shall be construed as conferring upon Holder the right to vote or to consent or to receive notice on account of the L.L.C. Interests into which this
Note is convertible, or as having any rights whatsoever as an equityholder of Communications with respect to such L.L.C. Interests. If, however, any of the following events shall occur:

                      (a) Communications shall establish a record date for the purpose of entitling the holders of its L.L.C.
        Interests to receive a dividend or distribution;

                      (b) Communications shall offer to the holders of its L.L.C. Interests any additional L.L.C. Interests or securities convertible into or exchangeable for L.L.C. Interests, or any right, option or warrant to subscribe for or purchase the same;

                      (c) Communications shall authorize the distribution to all holders of its L.L.C. Interests of evidences of its indebtedness or assets;

                      (d) a dissolution, liquidation or winding up of Communications or a sale of all or substantially all of Communications' property, assets and business as an entirety shall be approved by Communications' Members or Board of Managers (or entity having a similar function); or

                      (e) a merger or consolidation of Communications with or into any other corporation which shall be approved by Communications' Members or Board of Managers (or entity having a similar function);

then, in any one or more of such events, Communications shall give written notice of such event to Holder at least thirty (30) days before the date fixed as a record date or the date of closing the transfer books for the determination of the equityholders entitled to such dividend, distribution, additional L.L.C. Interests, convertible or exchangeable securities or subscription or purchase rights, options or warrants or entitled to vote on such proposed dissolution, liquidation, winding up, sale, merger or consolidation. Such notice shall specify such record date or the date of closing the transfer books, as the case may be.

               2.8 Listing of Shares for Issuance. Communications covenants that all L.L.C. Interests issued upon conversion of this Note in compliance with the terms hereof will be duly and validly issued and fully paid and non-assessable and that the issuance of the L.L.C. Interests as provided for herein shall not give rise to any preemptive rights. As long as this Note shall be outstanding, Communications shall use its best efforts to cause all L.L.C. Interests issuable upon conversion of this Note to be listed (subject to official notice of issuance) on all securities exchanges, if any, on which the L.L.C. Interests are then listed.

               3.     Ranking of Note.

                      (a)    The Borrowers, for themselves, their
successors and assigns, covenant and agree that the payment of the principal of and interest on this Note is senior in right of payment to the payment of all existing and future Junior Debt (as hereinafter defined); but not senior in right of payment of up to $7.2 million of principal and/or interest and costs thereon owed by the Borrower to Silicon Valley Bank ("Senior Debt"). "Junior Debt" shall mean all existing and future Indebtedness (as hereinafter defined) other than (i) Senior Debt and (ii) equipment lease obligations existing on the date hereof of approximately $6.0 million in aggregate principal amount.

"Indebtedness" shall mean (A) any liability of the Borrowers for borrowed money,
(x) evidenced by a note, debenture, bond or other instrument of indebtedness (including, without limitation, a purchase money obligation), including any given in connection with the acquisition of property, assets or service, or (y) for the payment of rent or other amounts relating to capitalized lease obligations; (B) any liability of others described in Section 3(a)(A) which the Borrowers have guaranteed or which is otherwise its legal liability; and (C) any modification, renewal, extension, replacement or refunding of any such liability described in Section 3(a)(A) or (B); provided, that Indebtedness does not include unsecured trade credit.

                      (b)    The Borrowers, jointly and severally,
covenant and agree to use their best efforts to cause any current holder of Junior Debt and to cause any future holder of Junior Debt to execute such subordination agreements or intercreditor agreements, instruments or waivers as may be reasonably necessary in the opinion of Barington Capital Group, L.P. ("Barington") to reflect the terms set forth herein.

                      (c) Until the payment in full of all amounts of principal of and interest on this Note, and all other amounts owing under this Note and any subordination agreement or intercreditor agreements, no payment may be made with respect to the principal of or interest on or other amounts owing with respect to any Junior Debt, or in respect of any redemption, retirement, purchase or other acquisition thereof.

               4. Representations and Warranties of the Borrowers. The Borrowers, jointly and severally, represent and warrant to, and agree with, Holder that:

                      (a) Communications and Cable are duly organized, validly existing and in good standing under the laws of the States of Washington or Texas, as applicable, with full power and authority to own, lease, license and use their properties and assets and to carry out the businesses in which they are engaged as described in that certain Confidential Private Placement Memorandum (the Memorandum"), dated March 13, 1998, relating to the sale of certain securities of the Initial Holder. Communications has taken all necessary actions to sell all of its assets to the Initial Holder pursuant to that certain Asset Purchase Agreement by and between the Initial Holder and Communications (the "Asset Purchase Agreement"). The Borrowers are duly qualified to transact the businesses in which they are engaged as described in the Memorandum and are in good standing as a foreign entity in every jurisdiction in which their ownership, leasing, licensing or use of property or assets or the conduct of their businesses make such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect (as defined below) on either of the Borrowers. Communications has no subsidiaries other than Cable. The Borrowers have taken all necessary action, subject to certain governmental and third party consents, to merge Cable with and into Communications. Except as set forth in the Memorandum, Cable has no subsidiaries.

                      (b) The capitalization of each of Communications and Cable is as set forth in the SCHEDULE 4(b) attached hereto and made a part hereof. Each outstanding membership interest in each of Communications and Cable is validly authorized, validly issued, fully paid and nonassessable, without any personal liability attaching to the ownership thereof (except for certain income tax liabilities to the extent each of Communications and Cable elects to continue to be taxed as a partnership and has taxable income) and has not been issued and is not owned or held in violation of any preemptive rights of any equityholders. There is no commitment, plan or arrangement to issue, and no outstanding option, warrant or other right calling for the issuance of, any equity of either of Cable or Communications or any security or other instrument which by its terms is convertible into, exercisable for or exchangeable for equity of either of Cable or Communications, except as may be described in the Memorandum. There is outstanding no security or other instrument which by its terms is convertible into or exchangeable for equity of either of Cable or Communications, except as may be described in the Memorandum.

                      (c) Except as set forth and described in the Memorandum, (i) the financial statements of the Borrowers included in the Memorandum fairly present the financial position, the results of operations, and the other information purported to be shown therein at the respective dates and for the respective periods to which they apply, and (ii) such financial statements have been prepared in accordance with generally accepted accounting principles (except to the extent that certain footnote disclosure has been omitted) consistently applied throughout the periods involved, and are in accordance with the books and records of the Borrowers.

                      (d) There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or, to the best knowledge of the Borrowers, threatened (or any basis therefor) with respect to the Borrowers or any of their operations, businesses, properties or assets, except as may be described in the Memorandum or such as, individually or in the aggregate, do not now have and will not in the future have a Material Adverse Effect. The Borrowers are not in violation of, or in default with respect to, any law, rule, regulation, order, judgment or decree except as may be described in the Memorandum or such as in the aggregate do not now have and will not in the future have a Material Adverse

Effect; nor are the Borrowers required to take any action in order to avoid any such violation or default.

                      (e) The Borrowers have all requisite power and authority to execute, deliver and perform their obligations under this Note. All necessary proceedings of the Borrowers have been duly taken to authorize the execution, delivery and performance of this Note. This Note has been duly authorized by the Borrowers and, when executed and delivered by the Borrowers, will constitute the legal, valid and binding obligation of the Borrowers, enforceable against each of Communications or Cable in accordance with its terms.

                      (f) No consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority, or any court or any other tribunal, is required by either of Communications or Cable for the execution, delivery or performance by the Borrowers of this Note (except such filings and consents as may be required and have been made or obtained under federal and state securities laws).

                      (g) No consent of any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which either Communications or Cable is a party or to which any of their properties or assets are subject (the "Contracts") is required for the execution, delivery or performance by the Borrowers of this Note, except for consents which have already been obtained or waived.

                      (h) The execution, delivery and performance of this Note will not violate or result in a breach of, conflict with or entitle any party (with or without the giving of notice or the passage of time or both) to terminate or call a default under any Contract or violate or result in a breach of any term of the certificate of formation or operating agreement of, or violate any law, rule, regulation, order, judgment or decree binding upon, the Borrowers or to which any of their operations, businesses, properties or assets are subject, the breach, termination or violation of which, or default under which, would, individually or in the aggregate, have a Material Adverse Effect.

                      (j) The Memorandum does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Without limiting the generality of the foregoing, there has been no material adverse change in the financial condition, results of operations, business, properties, assets, liabilities or future prospects of either Communications or Cable from the latest information set forth in the Memorandum.



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


               5.     Covenants.

               5.1 Affirmative Covenants. The Borrowers hereby, jointly and severally, covenant and agree that from and after the date hereof, so long as this Note or any portion of this Note remains outstanding:

               (a) Inspection Of Property. The Borrowers, jointly and severally, covenant and agree that they and each of their subsidiaries will permit any Person or Persons (as defined below) designated, in writing, by the Initial Holder or, if this Note is transferred in accordance with the provisions hereof, by a majority (in aggregate principal amount) of Holders of this Note, to visit and inspect any of the properties of the Borrowers and any of their subsidiaries, to examine the books and financial records of the Borrowers and any of their subsidiaries and make copies thereof or extracts therefrom and to discuss its affairs, finances and accounts with its officers or individuals performing similar functions and its independent public accountants, all at such reasonable times, during normal business hours and as often as reasonably requested. The Holders hereby covenant and agree to keep confidential, and to require any Person or Persons designated by it or them to keep confidential, any confidential business information that may be provided to it or them by the Borrowers or any of their subsidiaries, unless disclosure of such information is required by law or any governmental authority. For purposes of this Note, the term, "Person" shall mean an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

               (b) Existence, Etc. The Borrowers will, and will cause each of their subsidiaries (other than the merger of Cable with and into Communications) to, at all times, preserve and keep in full force and effect its existence as a limited liability company, and rights, licenses, franchises, trademarks, trade names, patents and other proprietary information material to its business, and will qualify and cause each of their subsidiaries to qualify to do business in any jurisdiction where the ownership of property or the operation of its business makes such qualification necessary, except where the failure to so qualify does not have a Material Adverse Effect. For purposes of this Note, the term "Material Adverse Effect" shall mean a material adverse effect on the business, condition (financial or other), assets, properties or results of operations or prospects of the Borrowers and their subsidiaries, taken as a whole.

               (c) Payment of Taxes and Claims. The Borrowers will, and will cause each of their subsidiaries to, pay all Taxes (as defined below), assessments and other governmental charges imposed upon them or any of their respective properties or assets or in respect of any of their respective franchises, business income or properties before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become due and payable and which by law have or may become a lien upon any of their properties or assets; provided, however, that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if adequate reserves shall have been made therefor on the books and records of the applicable Borrower in accordance with generally acceptable accounting principles, consistently applied ("GAAP"). For purposes of this Note, the term "Taxes" shall mean, as to any Person, any present or future income, stamp or other taxes, levies, imposts, duties, charters, fees, deductions or withholdings, of every kind and nature, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority (federal, state, local or any subdivision thereof), including any and all net income and franchise taxes.

               (d) Compliance. The Borrowers will, and will cause each of their subsidiaries to, comply with the requirements of all material applicable laws, rules, regulations and orders of any court or other federal, state, or local authorities (including any subdivision thereof). The Borrowers will timely make all material filings required to be made by them with all relevant federal, state and/or local (including any subdivision thereof) regulatory bodies.

               (e) Reports and other Deliverables. The Borrowers shall deliver to Holder and to Barington:

               (i) as soon as available, and in any event within fifty (50) days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Borrowers or, if either of Communications or Cable is subject to the periodic reporting requirements set forth in Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), when such reports are filed with the Securities and Exchange Commission (the "Commission"), whichever is later, consolidated statements of income, retained earnings and cash flow of the Borrowers, for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of the Borrowers as at the end of such period setting forth in the case of each such statement in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of the chief financial officer of each of Communications and Cable, which certificate



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

shall state that (A) such financial statements fairly present in all material respects the financial position and results of operations of the applicable Borrower, all in accordance with GAAP, and (B) no Default (as hereinafter defined) has occurred and is continuing or, if any Default has occurred and is continuing, a description thereof in reasonable detail and of the action Communications or Cable, as applicable, has taken or proposes to take with respect thereto;

               (ii) as soon as available and in any event within ninety-five
(95) days after the end of each fiscal year of the Borrowers or, if either Communications or Cable is subject to the periodic reporting requirements set forth in Sections 13 or 15(d) of the Exchange Act, when such reports are filed with the Commission, whichever is later, consolidated statements of income, retained earnings and cash flow of each of Communications and Cable for such fiscal year, and the related consolidated balance sheet of the applicable Borrower as at the end of such fiscal year, setting forth in the case of each such statement in comparative form the corresponding figures for the preceding fiscal year, and accompanied by (A) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such consolidated financial statements present fairly, in all material respects, the financial position and results of operations of the Borrowers in conformity with GAAP, and (B) a certificate of the chief financial officer of each of Communications and Cable stating that no Default has occurred and is continuing or, if any Default has occurred and is continuing, a description thereof in reasonable detail and of the action Communications or Cable, as applicable, has taken or proposes to take with respect thereto;

               (iii) promptly upon their becoming available, copies of all registration statements which either of Communications and Cable shall have filed with the Commission (or any governmental agency substituted therefor) or any national securities exchange;

               (iv) promptly after either of Communications and Cable shall obtain knowledge of such, written notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and each material development in respect of such legal or other proceedings, affecting either of Communications or Cable, except proceedings which, if adversely determined, would not have a Material Adverse Effect; and

               (v) promptly after either of Communications or Cable shall obtain knowledge of the occurrence of any Event of Default (as hereinafter defined) or any event which with notice or lapse of time or both would become an Event of Default (an Event of



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

Default or such other event being a "Default"), a notice specifying that such notice is a "Notice of Default" and describing such Default in reasonable detail, and, in such Notice of Default or as soon thereafter as practicable, a description of the action the applicable Borrower has taken or proposes to take with respect thereto.

               (f) Communications will, as promptly as possible, cause and take all necessary action to cause Cable to merge with and into Communications whereby Communications will be the surviving entity.

               5.2. Negative Covenants. The Borrowers, jointly and severally, hereby covenant and agree that from and after the date hereof and thereafter, so long as this Note or any portion of this Note remains outstanding:

               (a) Limitation on Indebtedness. Except for Permitted Indebtedness (as defined below), the Borrowers shall not, and shall not permit their subsidiaries to, create, incur, suffer to exist or assume any Indebtedness without the prior written consent of Barington.

               "Permitted Indebtedness" shall mean the following:

               (i) Indebtedness due to Silicon Valley Bank, in aggregate principal amount of $7.2 million and any refinancing or amendment thereof;

               (ii) Indebtedness of the Borrowers and any of their subsidiaries incurred to finance the acquisition of fixed or capital assets in the ordinary course of business (whether pursuant to a loan, a financing lease or otherwise), including, without limitation, the obligations owed to T&W Funding Company V, L.L.C., in aggregate principal amount of $6.0 million; and

               (iii) $14 million plus accrued but unpaid interest owned to Paul
H. Pfleger, subject to the terms and conditions of that certain Forbearance Agreement by Mr. Pfleger in favor of the Borrowers.

               (b) Limitation on Liens. Except for Permitted Liens (as defined below), the Borrowers shall not, and shall not permit their subsidiaries to, create, incur, suffer to exist, or assume any lien upon any of its property, assets or revenues, whether now owned or hereafter.

               "Permitted Liens" shall mean the following:

               (i) liens in favor of Silicon Valley Bank in connection with the Senior Debt;

               (ii) liens for Taxes, assessments or other governmental charges not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrowers or its subsidiaries, as the case may be, in conformity with GAAP;

               (iii) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like liens incurred in good faith and arising in the ordinary course of business which are not overdue for a period of more than twenty (20) days or which are being contested in good faith by appropriate proceedings and as to which adequate reserves with respect thereto are maintained on the books of the Borrowers or their subsidiaries, as the case may be, in conformity with GAAP;

               (iv) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

               (v) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business consistent with past practice;

               (vi) easements, rights-of-way, restrictions and other similar encumbrances which, individually or in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrowers or such subsidiary;

               (vii) liens securing Indebtedness of the Borrowers and their subsidiaries incurred to finance the acquisition of fixed or capital assets, provided that (i) such liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets,
        (ii) such liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such lien shall at no time exceed 100% of the fair value (as determined in good faith by the Borrowers) of such property at the time it was acquired;

               (viii) with respect to leasehold interest, liens arising by, through or under a landlord or owner of the leased property;

               (ix) liens in existence on the date hereof and listed on SCHEDULE 5.2(b)(IX) (other than liens arising in connection with the Senior Debt) and any renewals thereof, but not any increase in amount thereof and not any extension thereof to other property;

               (x) liens not in excess of $50,000, in the aggregate, arising out of judgments or awards in respect of which the Borrowers or any of their subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and in respect of which it shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided it shall have set aside on its books adequate reserves, in accordance with GAAP, with respect to such judgment or award; and

               (xi) unperfected liens arising by operation of law under Article 2 of the Uniform Commercial Code in favor of unpaid sellers or prepaying buyers of goods relating to amounts that are not past due in accordance with their respective terms of sale.

               (c) Limitation on Guaranties. The Borrowers shall not, and shall not permit their subsidiaries to, create, incur or assume from and after the date hereof guarantee obligation except:

               (i) guaranties in existence on the date hereof and listed on SCHEDULE 5.2(c)(i);

               (ii) guaranties incurred by the Borrowers after the date hereof and not to exceed $50,000, in the aggregate, at any one time outstanding; and

               (iii) guaranties in connection with the Senior Debt.

               (d) Limitation on Fundamental Changes. The Borrowers shall not, and shall not permit their subsidiaries to, enter into any merger, consolidation or amalgamation (other than a merger of a subsidiary with a subsidiary or merger of a subsidiary with and into Communications or Cable), or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its property, business or assets; provided, however, Communications may sell all or substantially all of its assets to the Initial Holder, on the terms and subject to the conditions, previously voted on and approved by Communications and the Initial Holder.

               (e) Limitation on Dividends and Other Payments. The Borrowers shall not, and shall not permit their subsidiaries to, declare or pay any dividend or repurchase their or a subsidiary's equity, make any payment on account of, or set apart assets for a sinking or other analogous fund, for the purchase, redemption, defeasance, retirement or other acquisition of, any class of equity securities of either Communications or Cable or any warrants or options to purchase any such equity securities, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of either of Communications or Cable or any of their subsidiaries; provided, however, that a wholly-owned subsidiary may pay dividends or make other payments to another wholly-owned subsidiary or to Communications. In addition, the Borrowers shall not repurchase or make any mandatory or optional principal payment of any Indebtedness subordinate to this Note, any pari passu Indebtedness or refinance any such Indebtedness subordinate to this Note or pari passu Indebtedness in any manner which would shorten the weighted average maturity of such Indebtedness subordinate to this Note or pari passu Indebtedness.

               (f) Limitation on Transactions with Affiliates. The Borrowers shall not, and shall not permit their subsidiaries to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service (including management service), with any affiliate, unless such transaction is (a) otherwise permitted under this Note, (b) in the ordinary course of the Borrowers or their subsidiaries' business consistent with past practice and described in the Memorandum and (c) upon fair and reasonable terms no less favorable to the Borrowers or such subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an affiliate; and provided that the Borrowers may pay the reasonable expenses of each of its directors actually incurred by them in connection with attending meetings of the board of directors (or other entity performing similar functions) of the Borrowers.

               (g) Margin and Other Regulations. Neither Communications, Cable nor any of their subsidiaries shall become an investment company subject to registration under the Investment Company Act of 1940, as amended.

               (h) Payment of This Note. The Borrowers will not, and will not permit any of their subsidiaries to, enter into or become a party to any instrument evidencing or governing the terms of any Indebtedness or other contract or agreement with respect to any matter, or any amendments or modifications of the foregoing, other than in connection with the Senior Debt, the provisions of which by their terms could reasonably be expected to restrict or limit the Borrowers' ability or obligation to make scheduled payments on this Note, any portion thereof, or perform its other obligations under this Note.

               (i) Limitation on Sale of Assets. Except for a Permitted Sale (defined below), the Borrowers shall not, and shall not permit their subsidiaries to, sell or otherwise dispose, in a single transaction or a series of related transactions, property or assets having a net book value in excess of five percent (5%) of the consolidated total property and assets of the Borrowers and their subsidiaries. A "Permitted Sale" shall mean (i) the sale, abandonment or other disposition of obsolete or worn out property or assets or property or assets no longer useful in the Borrowers' business in the ordinary course of business, but not to exceed $250,000, or (ii) the sale or other disposition of any property or assets in the ordinary course of business consistent with past practice.

               (j) Investments. The Borrowers shall not purchase or acquire obligations or stock of, or any other equity interest in, or make any loans or advances to, or other investment in or to, any Person, except (i) obligations issued or guaranteed by the United States or any agency thereof, (ii) commercial paper with maturities of not more than one hundred-eighty (180) days and a published rating of not less than A-1 or P-1 (or the equivalent rating), (iii) certificates of time deposit and bankers' acceptances having maturities of not more than one hundred-eighty (180) days and repurchase agreements backed by United States government securities of a commercial bank if (x) such bank has a combined capital and surplus of at least $500,000,000, or (y) its debt obligations, or those of a holding company of which it is a subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, (iv) United States money market funds that invest solely in obligation issued or guaranteed by the United States or an agency thereof, and (v) Eurodollar time deposits with financial institutions with a published rating of not less than A-1 or P-1 (or the equivalent rating).

               (k) Line of Business. The Borrowers shall not change their lines of business from the businesses the Borrowers conduct on the date hereof as described in the Memorandum.

               (l) Limitation on the Ability to Raise Capital. Without the prior written consent of Barington, the Borrowers shall not, in any manner, raise any money or other capital, including, without limitation, through the issuance of any additional equity securities or the issuance of any securities exchangeable or convertible into equity securities of either

Communications or Cable.

               6.     Acquisition for Investment and Restrictions
                      On Transfer.

               6.1    Investment Intent.

                      (a) Holder, by acceptance of this Note, represents that this Note, and any L.L.C. Interests issuable upon conversion of this Note, will be acquired for Holder's own account for investment and not with a view to, or for resale in connection with, the distribution thereof, and that Holder has no present intention of distributing or reselling this Note or any such L.L.C. Interests.

                      (b) Holder, by acceptance of this Note, further represents that, it has not offered or sold this Note, or any L.L.C. Interests into which this Note is convertible, directly or indirectly, to any other individual or entity, including, without limitation, any Person and that Holder is not acquiring this Note or any such L.L.C. Interests for the account of any other Person.

               6.2 Restrictions on Transfer. Holder, by acceptance of this Note, agrees that Holder will not sell, transfer, assign, pledge, hypothecate or otherwise dispose of this Note or any of the L.L.C. Interests issuable upon conversion of this Note unless: (i) a registration statement under the Securities Act of 1933, as amended (the "Act"), covering the sale or transfer of this Note or the L.L.C. Interests issuable upon conversion of this Note, as the case may be, is in effect; or (ii) Holder first provides Communications with an opinion of counsel (which may be counsel for Communications) reasonably acceptable to Communications to the effect that such sale, transfer, assignment, pledge, hypothecation or other disposition will be exempt from the registration and the prospectus delivery requirements of the Act. Any such sale, transfer, assignment, pledge, hypothecation or other disposition shall also comply with applicable state securities and/or "blue sky" laws.

               6.3 Legends. Certificates evidencing L.L.C. Interests issuable upon conversion of this Note shall bear a legend substantially in the form of the following:

        "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF, AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR U.S. ONLINE COMMUNICATIONS L.L.C. RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE

        COUNSEL FOR U.S. ONLINE COMMUNICATIONS L.L.C.) REASONABLY ACCEPTABLE TO U.S. ONLINE COMMUNICATIONS L.L.C. STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT."

The certificates representing such L.L.C. Interests, and each certificate issued upon transfer thereof, shall also bear any legend required under any applicable state securities and/or "blue sky" laws. Holder consents to Communications' making a notation on its records or giving instructions to any transfer agent of L.L.C. Interests in order to implement the restrictions on transfer of this Note and L.L.C. Interests issuable upon conversion hereof, all as set forth herein. Communications shall remove any legend endorsed on this Note or on a certificate representing the L.L.C. Interests issued upon conversion hereof, and any equity transfer instructions and record notations with respect to this Note and L.L.C. Interests issuable upon conversion hereof, and shall issue a Note or certificate without such legend to Holder if: (i) this Note or any L.L.C. Interests issuable upon conversion hereof is registered under the Act and under any applicable state securities and/or "blue sky" laws, as the case may be; or (ii) Holder provides Communications with an opinion of counsel (which may be counsel for Communications) reasonably acceptable to Communications to the effect that a public sale or transfer of this Note or such L.L.C. Interests may be made without registration under the Act or under any applicable state securities and/or "blue sky" laws, as the case may be.

               7.     Events of Default.

               The occurrence of any of the following events shall constitute an event of default (an "Event of Default"):

                      (a) A default in the payment of the principal on this Note or the Senior Debt, when and as the same shall become due and payable.

                      (b) A default in the payment of any interest on this Note or the Senior Debt, when and as the same shall become due and payable.

                      (c) A default in the performance, or a breach, of any of the covenants of either Communications or Cable contained in this Note, if such default is not cured within five days after Holder provides either Communications or Cable notice of such default.

                      (d) A default in the performance, or a breach, of any covenant or agreement of either Communications or Cable under any subordination agreement or intercreditor agreement which default or breach shall have continued beyond any grace or cure period provided therein.

                      (e) A default or event of default which remains uncured following any applicable cure period shall have occurred with respect to any Senior Debt, Junior Debt or any subordination agreement or intercreditor agreement.

                      (f) A default or event of default which remains uncured following any applicable cure period shall have occurred (A) with respect to any Indebtedness or (B) under any other material agreement of either Communications or Cable.

                      (g) Any representation, warranty or certification made by either Communications or Cable in or pursuant to this Note or any subordination agreement or intercreditor agreement shall prove to have been false or misleading as of the date made.

                      (h) The transactions contemplated by the Asset Purchase Agreement have not been consummated by at least five Business Days prior to the first anniversary of the date hereof.

                      (i) A final judgment or judgments for the payment of money in excess of $25,000 in the aggregate shall be rendered by one or more courts, administrative or arbitral tribunals or other bodies having jurisdiction against either Communications or Cable and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof and neither Communications nor Cable shall, within such 60-day period, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

                      (j) The entry of a decree or order by a court having jurisdiction adjudging either Communications or Cable a bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of either Communications or Cable, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, and the continuance of any such decree or order unstated and in effect for a period of sixty (60) days; or the commencement by either Communications or Cable of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or the consent by either Communications or Cable to the institution of bankruptcy or insolvency proceedings against it, or the filing by either Communications or Cable of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable federal or state law, or the consent by either Communications or Cable to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of either Communications or Cable or of any substantial part of the property of either Communications or Cable, or the making by either Communications or Cable of an assignment for the benefit of creditors, or the admission by either Communications or Cable, in writing, of its inability to pay its debts generally as they become due, or the taking of corporate action by either Communications or Cable in furtherance of any such action.

               8.     Remedies Upon Default.

                      (a) Upon the occurrence of an Event of Default referred to in Section 7(j), the principal amount then outstanding of, and the accrued interest on, this Note shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by either of Communications and Cable. Upon the occurrence of an Event of Default other than one referred to in Section 7(j), Holder may declare the principal amount then outstanding of, and the accrued interest on, this Note to be due and payable immediately, and upon such declaration the same shall become due and payable immediately, without presentation, demand, protest or other formalities of any kind, all of which are expressly waived by the Borrower; provided, however, that Holder may elect, in lieu of declaring all or a portion of the principal amount and accrued interest on this Note immediately due and payable, to convert all or a portion of this Note to L.L.C. Interests pursuant to Section 2 hereof; further provided, however, upon the occurrence of an Event of Default referred to in Section 7(h), Holder shall have the right to convert this Note into 75%, on a fully diluted basis, of the then outstanding equity of Communications such that the Holder owns 75%, on a fully diluted basis, of the voting control and economic interest of Communications. In any case, Holder or Barington also may take any action available to it under any instrument, agreement or other document executed in connection herewith or therewith.

                      (b) Holder may institute such actions or proceed-ings in law or equity as it shall deem expedient for the protection of its rights and may prosecute and enforce its claims against all assets of each of Communications or Cable, and in connection with any such action or proceeding shall be entitled to receive from each of Communications or Cable, payment of the principal amount of this Note plus accrued interest to the date of payment plus reasonable expenses of collection, including, without limitation, attorneys' fees and expenses.

               9.     Miscellaneous.

                      (a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to Communications or Cable, at its address at U.S. OnLine Communications L.L.C., 8307 Shoal Creek Boulevard, Austin, Texas 78757, Attention: President, (ii) if to Holder, at its address set forth on the first page hereof, or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 9(a). Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 9(a). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 9(a) shall be deemed given at the time of receipt thereof.

                      (b) Upon receipt of evidence satisfactory to either Communications or Cable of the loss, theft, destruction or mutilation of this Note (and upon surrender of this Note if mutilated), including an affidavit of Holder thereof that this Note has been lost, stolen, destroyed or mutilated, together with an indemnity against any claim that may be made against either Communications or Cable on account of such lost, stolen, destroyed or mutilated Note, and upon reimbursement of either Communications' or Cable's reasonable incidental expenses, each of Communications and Cable shall execute and deliver to Holder a new Note of like date, tenor and denomination.

                      (c) No course of dealing and no delay or omission on the part of Holder in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice Holder's rights, powers or remedies. No right, power or remedy conferred by this Note upon Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

                      (d)    This Note may be amended, or any of its
provisions waived (which amendment or waiver shall be binding upon all future Holders) only by written consent executed by the Borrowers and Initial Holder or, if this Note is transferred in accordance with the terms hereof to more than one Person, then, only by the written consent or consents of Holders of Notes representing a majority (in principal amount) of this Note issued and outstanding; provided, however, that any waiver or amendment to the interest rate, Maturity Date or any Interest Payment Date provided hereunder shall be effective only with respect to Notes Holders of which have consented thereto.

                      (e) This Note shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles governing conflict of laws.

                      (f) The Borrowers irrevocably consent to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Note, any document or instrument delivered pursuant to, in connection with or simultaneously with this Note, or a breach of this Note or any such document or instrument. In any such action or proceeding, the Borrowers waive personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 9(a). Within thirty
(30) days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the Borrowers shall appear or answer such summons, complaint, or other process.





               IN WITNESS WHEREOF, the Borrowers have caused this Note to be executed and dated the day and year first above written.


                                            U.S. ONLINE COMMUNICATIONS L.L.C.



                                            By: ___________________________
                                                  Name: Donald Barlow
                                                   Title: President

                                            U.S. ON-LINE CABLE, L.L.C.



                                            By:________________________________
                                                   Name: Donald Barlow
                                                   Title: President

                                    EXHIBIT 1




To_______________________:


               The undersigned owner of this Note hereby irrevocably exercises the option to convert $____________ principal amount of this Note into limited liability company interests in U.S. OnLine Communications L.L.C, a Washington limited liability company, in accordance with the terms of this Note, and directs that the limited liability interests issuable and deliverable upon the conversion be issued and delivered to the registered holder hereof unless a different name has been indicated below. If the limited liability interests are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.


Dated: ________________


                                            ____________________________________
                                                         Signature


Fill in for registration of limited liability interests if to be issued otherwise than to the registered holder.


____________________________                Social Security or Other
       (Name)                               Taxpayer Identifying Number


                                            ____________________________
____________________________
       (Name)                               Principal Amount to be
                                            Converted


____________________________                ____________________________
Please print name and
address (including zip
code number)